 As filed with the Securities and Exchange Commission on February 25, 1998
                                              Registration No. 333-  ____
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ------------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------

                           U.S. HOME CORPORATION
           (Exact name of registrant as specified in its charter)
                         -------------------------
                  Delaware                             21-0718930
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

                            1800 West Loop South
                             Houston, TX 77027
                               (713) 877-2311
                (Address, including zip code, and telephone
                number, including area code, of registrant's
                        principal executive offices)
                          ------------------------

                             ROBERT J. STRUDLER
                  Chairman and Co-Chief Executive Officer
                           U.S. Home Corporation
                            1800 West Loop South
                             Houston, TX 77027
                               (713) 877-2311
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

                                  Copy to:

                           STEPHEN C. KOVAL, ESQ.
                Kaye, Scholer, Fierman, Hays & Handler, LLP
                              425 Park Avenue
                          New York, New York 10022
                          ------------------------

         Approximate  date of  commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. __

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __


                      Calculation of Registration Fee

================== ================ =============== ================= ==============
 Title of each      Amount          Proposed         Proposed          Amount
 class of           to be           maximum          maximum           of
 securities to be   registered      offering price   aggregate         registration
 registered                         per unit         offering price    fee
================== ================ =============== ================= ==============
Senior, Senior     $150,000,000 (1)    100% (1)      $150,000,000 (1)   $44,250
Subordinated
and/or
Subordinated
Debt Securities,
Various Series
================== ================ =============== ================= ==============

(1) Estimated solely for purposes of determining the registration fee. If any such Debt Securities are issued at an original issue discount, then the amount to be registered shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $150,000,000.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1998

                               $150,000,000

                           U.S. Home Corporation

                              Debt Securities
                              ---------------

                  U.S. Home Corporation ("U.S. Home" or the "Company") may offer from time to time, in one or more series, its debt securities, consisting of bonds, debentures, notes and/or other unsecured evidences of indebtedness. The debt securities may consist of the Company's unsecured senior debt securities (the "Senior Debt Securities"), unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities") or unsecured subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"). The Debt Securities will have a maximum aggregate principal amount of $150,000,000 and will be offered on terms to be determined at the time of sale.

                  The specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the supplement accompanying this Prospectus (the "Prospectus Supplement") and will include, where applicable, the specific title, the aggregate principal amount, the currency, authorized denominations, the maturity, the rate (or method of calculation) and time of payment of interest, if any, any redemption or sinking fund provisions, any additional covenants or events of default, the initial public offering price and the other material terms of the Debt Securities. The Prospectus Supplement will also disclose whether the Debt Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability.

                  Debt Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters and/or dealers. If any agent of the Company or any underwriter or dealer is involved in the sale of the Debt Securities, the name of such agent, underwriter or dealer and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Debt Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Debt Securities.

                  Each  Prospectus   Supplement  will  describe  any  risks
associated  with Debt  Securities  offered  thereby  or  applicable  to the
Company.
                                 ----------
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES
              AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ----------

              The date of this Prospectus is February __, 1998

                           AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is made to the Registration Statement.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The Registration Statement, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 124, Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. In addition, such reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-5899) pursuant to the Exchange Act are incorporated herein by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;
        and

        (ii)  the Company's Current Report on Form 8-K dated January 15, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date such documents are filed.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of each document incorporated herein by reference. Requests for such copies should be directed to Kelly F. Somoza, Vice President, U.S. Home Corporation, 1800 West Loop South, Houston, Texas 77027, (713) 877-2311.

                                THE COMPANY

         U.S. Home, organized in 1954 and incorporated in the State of Delaware in 1959, is one of the largest single-family home builders in the United States based on homes delivered. The Company currently builds and sells homes in more than 220 new home communities in 31 market areas in 11 states. Since its formation, the Company has delivered approximately
275,000 homes. In 1996, the Company was the fifth largest single-family on-site home builder in the United States based on homes completed and delivered and has been among the ten largest single-family on-site home builders in the United States for more than 20 years. The Company conducts substantially all of its homebuilding business through U.S. Home, the parent company.

         The Company offers a wide variety of moderately-priced homes that are designed to appeal to the affordable, move-up and retirement and active-adult buyers. In each of its markets, the Company's primary strategy is to build quality homes, utilizing its Zero Defect Program, which the Company believes offers prospective home buyers a high level of new home value. The Company believes that many home purchasers compare homes on the basis of location, perceived quality and dollars of purchase price per square foot of living area. As a result, the Company attempts to purchase land and lots in popular growth corridors, maintain high quality standards and design homes to maximize living space.

         In addition to building and selling single-family homes, the Company provides mortgage banking services to its customers. The Company originates, processes and sells mortgages to third-party investors. The Company does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

         The principal executive offices of the Company are located at 1800 West Loop South, Houston, Texas 77027 (telephone: (713) 877-2311).

                              USE OF PROCEEDS

         Unless   otherwise   set  forth  in  the   applicable   Prospectus
Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes.

              CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated:

                                             Fiscal Year Ended December 31,
                                      ---------------------------------------
                                        1997    1996     1995    1994   1993
                                        ----    ----     ----    ----   ----
Ratio of earnings to fixed charges
(unaudited) (1)                         2.66    2.44     2.57    2.51   2.78

----------------------------

(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income (loss) before reorganization items plus (a) provision (benefit) for income taxes, and (b) fixed charges (including the proportionate share thereof of unconsolidated affiliates). "Fixed charges" means total interest, whether capitalized or expensed, and the portion of rent expense representative of interest costs (including the proportionate share thereof of unconsolidated affiliates), plus (i) debt-related fees and (ii) amortization of deferred financing costs.

                       DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will constitute direct, unsecured obligations of the Company, unless otherwise provided in the applicable Prospectus Supplement. Senior Debt Securities may be issued from time to time in series under an indenture (the "Senior Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). See "-- Concerning the Trustee." The Senior Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Senior Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Senior Subordinated Indenture") between the Company and the Trustee. The Senior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and the Trustee. The Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

The  Senior   Indenture,   the  Senior   Subordinated   Indenture  and  the
Subordinated Indenture are sometimes referred to individually as the "Indenture" and collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). As used under this caption, unless the context otherwise requires, "Offered Debt Securities" shall mean the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement; "Offered Senior Debt Securities" shall mean the Senior Debt Securities so offered; "Offered Senior Subordinated Debt Securities" shall mean the Senior Subordinated Debt Securities so offered and "Offered Subordinated Debt Securities" shall mean Subordinated Debt Securities so offered.

         The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain capitalized terms used in this Prospectus. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. Further terms of the Offered Debt Securities will be described in the Prospectus Supplement. Except (i) with respect to the covenants for Senior Debt Securities and Senior Subordinated Debt Securities, (ii) with respect to the provisions relating to subordination and (iii) to the extent set forth in a Prospectus Supplement with respect to a particular series of Debt Securities, the Indentures are substantially identical. See "-- Status of Debt Securities" and "Discharge, Defeasance and Covenant Defeasance."

General

         Each Indenture will provide for the issuance of Debt Securities in one or more series. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company, as set forth in the accompanying Prospectus Supplement. Except as may be set forth in the accompanying Prospectus Supplement and as described herein, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time.

         The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Offered Debt Securities in respect of which this Prospectus is being delivered, if applicable: (i) the title of the Offered Debt Securities; (ii) whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities; (iii) the aggregate principal amount of the Offered Debt Securities and any limit on such aggregate principal amount; (iv) the person to whom interest on an Offered Debt Security will be payable, if other than the person in whose name the Offered Debt Security is registered on the record date for the payment of such interest;
(v) the date or dates, or method by which such date or dates will be determined, on which the principal of the Offered Debt Securities will be payable; (vi) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (vii) the date or dates from which interest, if any, will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable and the record date, if any, for the interest payable on any Offered Debt Security on any interest payment date, or the method by which such date or dates will be determined, and the basis upon which interest will be calculated if other than on the basis of actual days elapsed over a 365 or 366-day year;
(viii) the place or places, if any, other than or in addition to New York, New York, where the principal of and interest on Offered Debt Securities will be payable, any Offered Debt Securities may be surrendered for registration of transfer, any Offered Debt Securities may be surrendered for exchange and the place or places where notices or demands to or upon the Company in respect of the Offered Debt Securities and the applicable Indenture may be served; (ix) the period or periods within, the price or prices at and the terms and conditions upon, which the Offered Debt Securities may be redeemed or purchased, in whole or in part, at the option of the Company; (x) the obligation, if any, of the Company to redeem or repurchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the prices at which and the terms and conditions upon which Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (xi) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Offered Debt Securities will be issuable; (xii) the currency, currencies or currency units in which payment of the principal of and interest on any Offered Debt Securities will be payable if other than the currency of the United States and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of "Outstanding" in the applicable Indenture; (xiii) if the principal of or interest on any Offered Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and interest on Offered Debt Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xiv) if the amount of principal of or interest on any Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (xv) if other than the principal amount of the Offered Debt Securities, the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity thereof;
(xvi) if the Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities (as defined) and, in such case, the Depository or Depositories for such Global Security or Global Securities and any circumstances other than those set forth herein in which any such Global Security may be transferred to, and registered and exchanged for Offered Debt Securities registered in the name of, a person other than the Depository for such Global Security or a nominee thereof and in which any such transfer may be registered; (xvii) if other than the Trustee, the identity of each paying agent and registrar for the Offered Debt Securities; (xviii) any Events of Default (as defined) with respect to the Offered Debt Securities, if not otherwise set forth under the caption "-- Events of Default" or if different from these set forth herein; (xix) any material covenants with respect to the Offered Debt Securities, if not otherwise set forth herein or if different from those set forth herein;
(xx) the applicability of the provisions related to discharge, defeasance or covenant defeasance, if other than as described under the caption "-- Discharge, Defeasance and Covenant Defeasance;" and (xxi) any other material terms of the Offered Debt Securities.

         Debt Securities may be issued at a discount from their principal amount. Federal income tax considerations and other special considerations applicable to any such Offered Debt Securities will be described in the applicable Prospectus Supplement.

         If the purchase price of any of the Offered Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, or interest, if any, on, any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

Global Securities

         Unless otherwise provided in the applicable Prospectus Supplement, the Offered Debt Securities will be issued as fully-registered securities in the form of one or more global securities (each a "Global Security") registered in the name of a nominee of The Depository Trust Company (the "Depository"). One fully registered Global Security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue of the global securities exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. The identity of the nominee appointed by the Depository, if other than "Cede & Co.," will be set forth in the applicable Prospectus Supplement. The Global Security will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding Debt Securities of the series represented by such Global Security. Except as described herein or in the applicable Prospectus Supplement, Debt Securities will not be issued in definitive form.

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement, if other than as described herein. The Company expects that the following provisions will apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depository or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts will be designated by the underwriter, if any, with respect to Debt Securities placed by the underwriter for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest through such participant will be effected only through, records maintained by such participant. Beneficial owners of the Global Security will not receive written confirmation from the Depository of their purchase of the Global Security, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfer of ownership interest in the Global Security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Security, except in the event that use of the book-entry system for the Global Security is discontinued. The foregoing may impair the ability to transfer beneficial interests in a Global Security.

         To facilitate subsequent transfers, all Global Securities deposited by participants with the Depository are registered in the name of the Depository's nominee. The deposit of the Global Security with the Depository and their registration in the name of the Depository's nominee effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the Global Security; the Depository's records reflect only the identity of the direct participants (which include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations) to whose accounts the Global Security is credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Except as provided in the applicable Prospectus Supplement, payment of principal and interest, if any, on Debt Securities represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered holder of the Debt Securities represented thereby for all purposes under the applicable Indenture. None of the Company, the Trustee, any agent of the Company or the Trustee or the underwriter, if any, will have any responsibility or liability for any aspect of the Depository's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

         The Company has been advised by the Depository that, upon receipt of any payment of principal or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts in bearer form or registered in "street name," and will be the sole responsibility of such participants.

         Except as described in the applicable Prospectus Supplement, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company or the Depository within 90 days, the Company will issue Debt Securities in definitive form in exchange for the Global Security. In addition, the Company or the Depository may at any time and in its sole discretion determine not to have the Debt Securities represented by the Global Security and, in such event, the Company will issue Debt Securities in definitive form in exchange for the Global Security. In either instance, an owner of a beneficial interest in the Global Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Except as described in the applicable Prospectus Supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. Except as described in the applicable Prospectus Supplement, principal and interest, if any, on the Debt Securities will be payable, and the Debt Securities may be presented for registration of transfer or exchange, at the offices of the Trustee.

         So long as the Depository for a Global Security, or its nominees, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole registered holder of the Debt Securities represented by such Global Security for all purposes of receiving payment on the Debt Securities, receiving notices and for all other purposes under the Indenture and the Debt Securities. Beneficial interests in Debt Securities will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the registered holders thereof for any purposes under the Indentures. Accordingly, any such person owning a beneficial interest in such a Global Security must rely on the procedures of the Depository, and, if any such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the Indentures. The Indentures provide that the Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the Indentures. The Company understands that under existing industry practices, in the event that the Company requests any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depository and its participants are on file with the Commission.

         The above-mentioned information concerning the Depository and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Status of Debt Securities

         The Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. All series of Senior Debt Securities of the Company issued under the Senior Indenture will rank on parity in right of payment with each other, with indebtedness under the Company's principal credit facility, with the Company's 9-3/4% senior notes due 2003, previously issued in the original principal amount of $200,000,000 under an Indenture, dated as of June 21, 1993, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1993 Senior Notes"), with the Company's 7.95% senior notes due 2001, previously issued in the original principal amount of $75,000,000 under an Indenture, dated as of February 16, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1996 Senior Notes"), the Company's 8.25% senior notes due 2004, previously issued in the original principal amount of $100,000,000 under an Indenture, dated as of August 28, 1997, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1997 Senior Notes") and with the Company's 7-3/4% senior notes due 2005, previously issued in the original principal amount of $100,000,000 under an Indenture, dated as of August 28, 1997, between the Company and IBJ Schroder Bank and Trust Company, as trustee (the "1998 Senior Notes"). The Senior Debt Securities offered hereby will be senior in right of payment to the Company's 8.88% senior subordinated notes due 2007, previously issued in the original principal amount of $125,000,000 under an Indenture, dated as of August 28, 1997, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1997 Senior Subordinated Notes").

         The Senior Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Senior Subordinated Indenture to the prior payment in full in cash (or cash equivalents) of amounts then due on "Senior Indebtedness" of the Company. All series of Senior Subordinated Debt Securities of the Company issued under the Senior Subordinated Indenture will rank on parity in right of payment with each other, and with the 1997 Senior Subordinated Notes. Except to the extent set forth in the applicable Prospectus Supplement, the Senior Subordinated Indenture will define "Senior Indebtedness" of the Company as the principal of (and premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Senior Subordinated Indenture) or the appointment of a Custodian (as defined in the Senior Subordinated Indenture)), (i) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Senior Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which (a) is for money borrowed, (b) is evidenced by any bond, note, debenture or similar instrument, (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind, (d) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) is a reimbursement obligation of the Company with respect to letters of credit, (f) is an obligation of the Company with respect to an interest swap obligation or foreign exchange agreement or (g) is an obligation of another secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company is subject, whether or not the obligations secured thereby shall have been assumed by the Company or will otherwise be the Company's legal liability and (ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to in clause (i) of this paragraph; provided that Senior Indebtedness will not include (A) the Senior Subordinated Debt Securities or the Subordinated Debt Securities, (B) the 1997 Senior Subordinated Notes, (C) any indebtedness or obligation of the Company (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Senior Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all other indebtedness of the Company (including the Senior Subordinated Debt Securities), (D) any indebtedness or obligation of the Company to any of its subsidiaries and (E) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

         The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Subordinated Indenture to the prior payment in full in cash (or cash equivalents) of amounts then due on "Senior Indebtedness" of the Company. Except to the extent set forth in the applicable Prospectus Supplement, the Subordinated Indenture will define "Senior Indebtedness" of the Company as the principal of (premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Subordinated Indenture) or the appointment of a Custodian (as defined in the Subordinated Indenture)), (i) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which (a) is for money borrowed, (b) is evidenced by any bond, note, debenture or similar instrument, (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind, (d) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) is a reimbursement obligation of the Company with respect to letters of credit, (f) is an obligation of the Company with respect to an interest swap obligation or foreign exchange agreement or (g) is an obligation of another secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company is subject, whether or not the obligations secured thereby shall have been assumed by the Company or will otherwise be the Company's legal liability and (ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to in clause (i) of this paragraph; provided that Senior Indebtedness will not include (A) the Subordinated Debt Securities, (B) any indebtedness or obligation of the Company (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all other indebtedness of the Company (including the Subordinated Debt Securities), (C) any indebtedness or obligation of the Company to any of its subsidiaries and
(D) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

         The Senior Subordinated Debt Securities, the 1993 Senior Notes, the 1996 Senior Notes, the 1997 Senior Notes, the 1997 Senior Subordinated Notes and the 1998 Senior Notes will constitute "Senior Indebtedness" with respect to the Subordinated Debt Securities.

         The Senior Subordinated Indenture will provide that the Company will not issue any indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and is senior in right of payment to the Senior Subordinated Debt Securities. The Subordinated Indenture will not contain a similar provision.

         By reason of such subordination, in the event of dissolution, winding-up, liquidation, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets of the Company: (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on Senior Subordinated Debt Securities and the Subordinated Debt Securities and the holders of Senior Subordinated Debt Securities and Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full, except that holders of Senior Subordinated Debt Securities and Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be; (ii) in addition, holders of Senior Subordinated Debt Securities will be entitled to be paid in full before payments may be made on Subordinated Debt Securities and holders of Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Subordinated Debt Securities until such Senior Subordinated Debt Securities are paid in full, except that holders of Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Subordinated Debt Securities; and (iii) creditors of the Company who are not holders of Senior Subordinated Debt Securities or Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities. Accordingly, such subordination may result in a reduction or elimination of payments to the holders of all Senior Subordinated Debt Securities and Subordinated Debt Securities.

         Except as may otherwise be described in the applicable Prospectus Supplement, no payment of principal or interest on any of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities may be made by the Company, nor may the Company acquire any Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities for cash or property (other than securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be), in each case except as set forth in the Indenture for such Offered Debt Securities, if (i) a default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness occurs and continues beyond the applicable period of grace, if any, specified in the applicable instrument, lease, contract, agreement or other document evidencing such Designated Senior Indebtedness, or (ii) a default, other than a payment default, with respect to any Designated Senior Indebtedness occurs and is continuing that permits the holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from a person permitted to give such notice under the Indenture requesting that payment of principal or interest with respect to the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities be prohibited; provided that the foregoing will not prohibit payments made in accordance with the defeasance or satisfaction and discharge provisions of the applicable Indenture from monies deposited with the Trustee in accordance with such provisions prior to any such default, judicial proceeding or notice. However, except as may otherwise be described in the applicable Prospectus Supplement, the Company may resume payments in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities and may acquire such Senior Subordinated Debt Securities or Subordinated Debt Securities upon the earlier of (a) the date upon which the default or event of default with respect to such Designated Senior Indebtedness is cured or waived or ceases to exist or (b) in the case of an event of default referred to in (ii) above, the expiration of 179 days pass after notice is received (a "Payment Blockage Period"); provided that the terms of the Indenture otherwise permit the payment or acquisition of such Offered Debt Securities at the time in question. Only one Payment Blockage Period may be commenced within any consecutive 365-day period in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities, and in no event will a Payment Blockage Period extend beyond 179 days from the date payment on such Offered Debt Securities is due. For the purpose of the provisions described in this paragraph,  no  default  which,  to  the  knowledge  of  certain  specified authorized persons, existed or was continuing on the date of the commencement of any Payment Blockage Period by such person, shall be made the basis for the commencement of a subsequent Payment Blockage Period by such person, whether or not within any consecutive 365-day period, unless such default is cured or waived or ceases to exist, or the benefits of the provisions of the applicable Indenture described in this paragraph are waived in writing by such authorized persons for a period of not less than 90 consecutive days. Except to the extent set forth in the applicable Prospectus Supplement, the Senior Subordinated Indenture and the Subordinated Indenture will define "Designated Senior Indebtedness" of the Company as (i) Senior Indebtedness of the Company permitted to be incurred under the applicable Indenture under any institutional credit agreement (including, the Company's existing principal credit facility) and (ii) any other Senior Indebtedness permitted to be incurred under the applicable Indenture the principal amount of which is $25,000,000 or more.

         Except as may otherwise be described in the applicable Prospectus Supplement, the subordination provision described herein will not prevent the occurrence of any Event of Default under the Senior Subordinated Indenture or the Subordinated Indenture.

         The indentures for the 1996 Senior Notes, the 1997 Senior Notes, the 1998 Senior Notes, the 1997 Senior Subordinated Notes and the Company's principal credit facility restrict the acquisition by the Company of its subordinated indebtedness, including any Senior Subordinated Debt Securities or Subordinated Debt Securities. For example, the indentures for the 1996 Senior Notes, the 1997 Senior Notes, the 1998 Senior Notes and the 1997 Senior Subordinated Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made, other than acquisitions of subordinated debt (e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the Company from acquiring subordinated debt, other than by using the proceeds of new subordinated debt or equity securities.

         In addition, the claims of third parties to the assets of the Company's subsidiaries incurring obligations to such third parties will be superior to those of the Company as a stockholder, and therefore the Offered Debt Securities may be deemed to be effectively subordinated to the claims of such third parties.

Certain Covenants of the Company Applicable to Offererd Debt Securities

         Affirmative Covenants. In addition to such other covenants, if any, as may be described in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will require the Company, subject to certain limitations described therein, to, among other things, do the following: (i) pay the principal of, and interest on, the Offered Debt Securities when the same shall be due and payable; (ii) maintain an office or agency where Offered Debt Securities may be surrendered for payment or registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Offered Debt Securities and the Indenture may be served; (iii) deliver to the Trustee copies of all reports filed with the Commission; (iv) deliver to the Trustee annual officers' certificates with respect to the Company's compliance with its obligations under each Indenture; (v) maintain its corporate existence subject to the provisions described below under the caption "Limitations on Mergers and Consolidations;" (vi) pay its taxes when due except where such taxes are being contested in good faith; and (vii) maintain insurance in at least such amounts and against such risks as are usually and prudently insured against in the same general area by companies engaged in the same or a similar business. Except as may be set forth in the accompanying Prospectus Supplement, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time.

         Limitations on Mergers and Consolidations. Except as may otherwise be provided in the applicable Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that the Company will not consolidate or merge with or into or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution) or assign any of its obligations under the Indenture or the Offered Debt Securities (as an entirety or substantially an entirety in one transaction or series of related transactions), to any person unless (i) the person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States, one of the states thereof or the District of Columbia, and the Successor expressly assumes by supplemental indenture all of the obligations of the Company under the Offered Debt Securities and the Indenture related thereto, (ii) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing, and (iii) certain other conditions are met.

Upon compliance with these provisions by the Successor, the Company would be relieved of its obligations under the Indenture and the Offered Debt Securities. No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of Offered Debt Securities can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such holder may have upon the occurrence of any such transaction.

Redemption

         If and to the extent set forth in the applicable Prospectus Supplement, the Company will have the right to redeem the Offered Debt Securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable Prospectus Supplement.

Events of Default

         Except as may be described in the accompanying Prospectus Supplement, an "Event of Default" will be defined in each Indenture for the Offered Debt Securities as any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or any order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the failure by the Company to pay interest on any Offered Debt Security when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

                 (ii) the failure by the Company to pay the principal of any such Offered Debt Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

                (iii) the failure by the Company to make any sinking fund payment when the same becomes due and payable;

                 (iv) the failure by the Company to comply with any of its agreements or covenants in, or provisions of, such Offered Debt Security or the applicable Indenture relating to such Offered Debt Security (other than an agreement or covenant a default in whose performance or whose breach is elsewhere in such Indenture specifically dealt with) and such failure continues for the period and after the notice specified below;

                  (v) the acceleration of any indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness (as defined in the applicable Indenture)) of the Company or any of its subsidiaries that has an outstanding principal amount of $10,000,000 or more in the aggregate; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of five days after such acceleration by the holders of such indebtedness, any Event of Default under the provisions of the applicable Indenture described in this clause (v) relating to such Offered Debt Securities will be deemed to be cured and any acceleration under such Indenture will be deemed withdrawn or rescinded;

                 (vi) the   failure   by  the   Company  or  any  of  its
         subsidiaries to make any principal or interest payment in respect of indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness) of the Company or any of its subsidiaries with an outstanding aggregate principal amount of $10,000,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

                (vii) a  final   judgment  or   judgments   that  exceed
         $10,000,000 or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its subsidiaries and such judgment or judgments are not satisfied, stayed, annulled or rescinded within 60 days of being entered;

               (viii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of
                  it or for all or  substantially  all  of its property, or

                           (D) makes a general assignment for the benefit of
                  its creditors;

                           (ix) a court of competent jurisdiction enters an
                  order or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company or
                           any Material Subsidiary as debtor in an involuntary case,

                                    (B) appoints a Custodian of the Company
                           or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary, or

                                    (C) orders the liquidation of the Company
                           or any Material Subsidiary,

                  and the order or decree remains unstayed and in effect for 60 days; or

                           (x) any other  Event of Default  provided in the
                  supplemental indenture under which the applicable class of Offered Debt Securities are issued or in the form of such Offered Debt Security.

         For purposes hereof, "Material Subsidiary" means any subsidiary of the Company which accounted for three percent or more of the consolidated tangible net assets or consolidated cash flow available for fixed charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any default or Event of Default, all computed in accordance with generally accepted accounting principles.

         The Indentures relating to the Offered Debt Securities will provide that the Trustee will not be deemed to know of a default unless a trust officer has actual knowledge of such default or receives written notice of such default with specific reference to such default.

         The Indentures relating to the Offered Debt Securities will provide that a default as described in sub-clause (iv) above is not an Event of Default until the Trustee notifies the Company, or the holders of at least 25 percent in aggregate principal amount of the then outstanding applicable class of Offered Debt Securities under the Indenture, or such other percentage as may be specified in the applicable Prospectus Supplement, notify the Company and the Trustee, of the default and the Company does not cure the default within 60 days after receipt of the notice, or for such other period as may be specified in the applicable Prospectus Supplement. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If such a default is cured within the applicable time period, it ceases.

         Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that if an Event of Default (other than an Event of Default described in sub-clause (viii) or (ix) above) shall have occurred and be continuing under the Indenture, the Trustee (after receiving indemnities from the holders of such Offered Debt Securities to its satisfaction) by notice to the Company, or the holders of at least 25 percent in principal amount of the Offered Debt Securities then outstanding, or such other percentage as may be specified in the Prospectus Supplement, by notice to the Company and the Trustee, may declare all of such Offered Debt Securities to be due and payable immediately. Upon such declaration, the amounts due and payable on such Offered Debt Securities, as determined pursuant to the provisions of the "Acceleration" section of the Indenture, will be due and payable immediately. Except to the extent otherwise stated in the Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that if an Event of Default described in sub-clause (viii) or (ix) above occurs, the Offered Debt Securities will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any holder. The holders of a majority in principal amount of the Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, by written notice to the Trustee and the Company, may waive such Event of Default, rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal of or interest on such Offered Debt Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

         Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will contain a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the applicable class of Offered Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such provisions in the Indenture for the Offered Debt Securities for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee may withhold from the holders of such Offered Debt Securities notice of any continuing default or Event of Default (except any default or Event of Default in payment of principal or interest on the Offered Debt Securities) if the Trustee determines that withholding such notice is in the holders' interest.

         Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that no holder of Offered Debt Securities may institute any action against the Company under the Indenture unless (i) such holder previously has given the Trustee written notice of the default and continuance thereof, (ii) the holders of not less than 25 percent in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, have requested the Trustee to institute such action and offered the Trustee reasonable indemnity, (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, or expense, (iv) the Trustee has not instituted such action within 60 days of the request and (v) the Trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of the Offered Debt Securities then outstanding, or such other amount as may be specified in the applicable Prospectus Supplement. Notwithstanding any other provision of the applicable Indenture, the right of any holder of the applicable class of Offered Debt Securities to receive payment of principal and interest on such Offered Debt Security on or after the respective due dates thereof, or, subject to the provisions of the applicable Indenture described in the preceding sentence, to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

         The Indentures and the Offered Debt Securities will provide that no director, officer or employee of the Company, as such, will have any liability for any obligations of the Company under the Offered Debt
Securities  or  the  Indentures.   The  Indentures  and  the  Offered  Debt
Securities will also each provide that each holder of the Offered Debt Securities, by accepting the Offered Debt Securities, waives and releases all such liability.

         Except to the extent otherwise stated in the Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that the Company will be required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any default or Event of Default, a statement specifying such default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company will be required to deliver to the Trustee prompt written notice of the occurrence of any default or Event of Default.

Discharge, Defeasance and Covenant Defeasance

         The Company can discharge or defease its obligations under the Indentures for the Offered Debt Securities as set forth below.

         The Company may discharge certain obligations to holders of the Offered Debt Securities that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year by irrevocably depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount sufficient to pay at maturity the principal of and interest on the Offered Debt Securities.

         The Company may also discharge any and all of its obligations to holders of the Offered Debt Securities at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of the Offered Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen notes or to maintain an office or agency in respect of the Offered Debt Securities and certain other obligations. Alternatively, the Company may be released with respect to the Offered Debt Securities from the obligations imposed by certain covenants of the applicable Indenture and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (a) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding notes; (b) no Event of Default under the Offered Debt Securities has occurred and is then continuing; (c) the defeasance or covenant defeasance will not result in an event of default under any agreement to which the Company is a party or by which it is bound; and (d) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of the Offered Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance will not otherwise alter such holders' federal income tax treatment of principal and interest payments on the Offered Debt Securities.

         For purposes hereof, "U.S. Government Obligations" means (i) any security that is (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (a) or (b), is not callable or redeemable at the option of the issuer thereof, and (ii) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the securities
Act) as custodian with respect to any U.S. Government Obligation specified in clause (i) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Transfer and Exchange

         A holder of an Offered Debt Security will be able to transfer or exchange the Offered Debt Securities only in accordance with the provisions of the applicable Indentures. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by such Indenture.

Modifications to the Indentures

         Except as may otherwise be set forth in the applicable Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Offered Debt Securities to, among other things: (i) cure any ambiguity, defect or inconsistency in the applicable Indenture for such Offered Debt Securities; (ii) comply with the "Limitations on Mergers and Consolidations" section set forth in the Indenture; (iii) provide for uncertificated Offered Debt Securities in addition to certificated Offered Debt Securities; (iv) make any change that does not adversely affect the legal rights under the Indenture of holders of Offered Debt Securities; (v) add to the covenants of the Company for the benefit of the holders of Offered Debt Securities or to surrender any right or power in the Indenture conferred upon the Company; (vi) add any additional Events of Default for the benefit of the holders of Offered Debt Securities; (vii) change or eliminate any of the provisions of each Indenture before Offered Debt Securities are issued thereunder; (viii) establish the form or terms of the Offered Debt Securities; (ix) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Offered Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (x) supplement any of the provisions of the Indentures to such extent as shall be necessary to permit or facilitate the defeasance or discharge of Offered Debt Securities pursuant to the applicable Indenture; provided that any such action shall not adversely affect the interests of the holders of Offered Debt Securities; or (xi) comply with the qualification of the Indenture under the TIA.

         Except as may otherwise be set forth in the applicable Prospectus Supplement, the Indenture for the Offered Debt Securities also will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of each class of Offered Debt Securities outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, to add any provision to, change in any manner or eliminate any of the provisions of the Indentures for the Offered Debt Securities or modify in any manner the rights of the holders of the Offered Debt Securities so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Offered Debt Security affected thereby, do, among other things, any of the following: (i) change the stated maturity of the principal of, or any installment of principal of, or interest on, any Offered Debt

Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where any Offered Debt Security or interest thereon is payable, or change the coin or currency in which any Offered Debt Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date); (ii) reduce the percentage in principal amount of the outstanding Offered Debt Securities, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (iii) modify Section
13.02(d)(iii) or 8.07 of the Indenture; or (iv) modify the ranking or priority of the Offered Debt Securities in a manner adverse to the holders of Offered Debt Securities. The Senior Subordinated Indenture and the Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

         Except as provided in the applicable Prospectus Supplement, the holders of at least a majority in principal amount of each class of the then outstanding Offered Debt Securities may on behalf of the holders of all Offered Debt Securities, or such other amount as may be specified in the applicable Prospectus Supplement, waive (i) insofar as the Offered Debt Securities are concerned, compliance by the Company with certain covenants of the applicable Indenture and (ii) any past default under the Indenture with respect to the Offered Debt Securities, except a default in the payment of the principal of or interest on any Offered Debt Security or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security affected.

Concerning the Trustee

         IBJ Schroder Bank & Trust Company is to be Trustee under each of the Indentures and has been appointed by the Company as paying agent and registrar. The Indenture will provide that upon execution and delivery of the Offered Debt Securities by the Company the Trustee shall authenticate and deliver the Offered Debt Securities in accordance with the order of the Company. IBJ Schroder Bank & Trust Company is the trustee under the Indenture, dated as of June 21, 1993, relating to the 1993 Senior Notes, the Indenture, dated as of February 16, 1996, relating to the 1996 Senior Notes, the Indenture, dated as of August 28, 1997, relating to the 1997 Senior Notes, the Indenture, dated as of August 28, 1997, relating to the
1997  Senior  Subordinated  Notes,   and   the  Indenture,   dated  as   of
August 28, 1997, relating to the 1998 Senior Notes and it or any other Trustee, or their respective affiliates, may from time to time have lender
or other business arrangements  with  the  Company.   The  Indentures  will
contain certain limitations on the rights of the Trustee, should it or its affiliates become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the Trustee must resign.

Governing Law

         Unless  otherwise   specified  in  the   accompanying   Prospectus
Supplement, the Indentures for the Offered Debt Securities and the Offered Debt Securities will be governed by the laws of the State of New York.

                            PLAN OF DISTRIBUTION

         The Company may sell the Offered Debt Securities offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to purchasers (through a specific bidding or auction process or otherwise) or (v) through a combination of any such methods of sale. The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

         Each Prospectus Supplement will set forth the terms of the offering of the particular issuance of Debt Securities to which such Prospectus Supplement relates, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Debt Securities, (ii) the initial public offering or purchase price of such Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company and (vi) the securities exchange, if any, on which such Debt Securities will be listed.

         If an underwriter or underwriters are utilized in the sale of Debt Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

         If a dealer is utilized in the sale of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable Prospectus Supplement relating thereto.

         Offers to purchase the Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable Prospectus Supplement.

         Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters and other persons to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         The  Company  may  grant   underwriters  who  participate  in  the
distribution of Debt Securities an option to purchase additional Debt Securities to cover over-allotments, if any.

         The place and date of delivery for Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities in respect of which this Prospectus is being delivered will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Debt Securities.

                               LEGAL MATTERS

         The legality of the Offered Debt Securities will be passed upon for the Company by Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York. Certain legal matters in connection with offerings made by this Prospectus may be passed on for the underwriters, if any, by counsel named in the Prospectus Supplement.

                                  EXPERTS

         The audited financial statements of the Company and subsidiaries incorporated by reference in this Prospectus and elsewhere in the
Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are so included herein in reliance upon the authority of said firm as experts in giving said reports.

==================================================  ==========================

  No dealer,  salesman  or other  person  has been    U.S. Home Corporation
authorized to give any information or to make any
representation  not  contained or incorporated by
reference in  this  Prospectus  or any Prospectus
Supplement,  and,   if   given  or   made,   such
information or representation must not be  relied
upon  as   having   been    authorized    by  the          $150,000,000
Company  or   by     any   underwriter,    agent
or  dealer.  This  Prospectus  and any Prospectus
Supplement   shall   not  constitute  an offer to
sell or  a   solicitation  of  an   offer to  buy
any  of   the   Securities  offered hereby in any
jurisdiction   to   any   person  to  whom  it is
unlawful to make  such  offer  or  soliciation in        Debt Securities
such   jurisdiction.  Neither   the  delivery  of
this Prospectus  and  any Prospectus   Supplement
shall  nor  any sale made hereunder or thereunder
shall,  under  any  circumstances,   create   any
implication  that there has  been  no  change  in
the   affairs  of  the  Company  since  the  date
hereof  or  thereof  or that the any  information
contained    herein  is  correct  at  any    time
subsequent  to   the   date  hereof   or thereof.

                                                           Prospectus

                    TABLE OF CONTENTS

                                             Page

Available Information                         2
Incorporation of Certain Information
  by Reference                                2
The Company                                   3
Use of Proceeds
Consolidated Ratio of Earnings to Fixed
  Charges                                     3
Description of Debt Securities                4
Plan of Distribution                         16
Legal Matters                                17
Experts                                       7

                                                                 ,1998

================================================   ===========================

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee.........     $   44,250
Accounting Fees and Expenses................................     $   60,000 (1)
Blue Sky Fees and Expenses (including counsel fees).........     $    5,000 (1)
Legal Fees and Expenses.....................................     $  200,000 (1)
Printing and Engraving Expenses.............................     $   60,000 (1)
Trustee Fees and Expenses...................................     $   30,000 (1)
Rating Agency Fees..........................................     $  175,000 (1)
Miscellaneous...............................................     $   10,000 (1)
                                                                 ----------
     Total..................................................     $  584,250 (1)
                                                                 ==========

----------------

(1)  Estimated.

Item 15.  Indemnification of Directors and Officers

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides, as do the charters of many other publicly held companies incorporated in the State of Delaware, that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by applicable law. The Certificate of Incorporation provides for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the full extent that may be permitted by applicable law from time to time. Certain provisions of the Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. The Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate of Incorporation also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

         Under the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

         The Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity), will be indemnified and held harmless by the Company to the fullest extent permitted by applicable law as it presently exists or may be amended, against all expense, liability or loss (including attorneys' fees), reasonably incurred by such person in connection therewith. The Company will pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt by the Company of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise. The foregoing right of indemnification will not be deemed exclusive of any other right to which those indemnified may be entitled against the Company, and the Company may provide additional rights to such persons.

         If a claim for indemnification or payment of expenses is not paid in full within 60 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action, the Company will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         The rights conferred on any person under the Certificate of Incorporation will not be exclusive of any other rights which such person may have or acquire under any statute, provision of the Certificate of Incorporation, the Company's Amended and Restated By-Laws, agreement, vote of stockholders of the Company or disinterested directors or otherwise.

         The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         Subject to the availability of insurance at substantially similar rates for similar coverage (as determined in the sole discretion of the Company), the Company will maintain insurance at (i) the levels in effect as of June 21, 1993 with respect to each director, officer, employee or agent of the Company until June 21, 1996, or (ii) the levels in effect as of the date of the expiration of the term, death, removal, retirement or resignation of any such person for a period of three years after such event, whichever level is greater, in either case, with respect to any proceeding by reason of the fact that such person, or the person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person at the Company's expense, to protect the Company and any such person against any such liability, cost, payment or expense; provided, however, that subject to the provisions described herein, the Company will only be required to maintain insurance until the earlier of the date which is (a) three years after the expiration of the term, death, removal, retirement or resignation of any such person and (b) June 21, 1999.

         Any repeal or modification of the provisions described above will not adversely affect any right or protection under the Certificate of Incorporation of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         The Company entered into indemnification agreements effective as of June 21, 1993 with each of its directors and officers. These indemnification agreements provide for, among other things, the (i) indemnification by the Company of the indemnitees thereunder to the extent described above and (ii) advancement of attorneys' fees and other expenses. Accordingly, the Company will in certain circumstances be obligated to indemnify its former directors and its directors and officers from and after June21, 1993, including as to matters arising out of service as directors or officers of certain entities other than the Company or any of its affiliates prior to June 21, 1993.

         Certain of the Company's compensation and stock option plans provide for the indemnification of certain of the Company's officers and directors in connection with certain matters relating to such plans.

Item 16.  Exhibits

         (a)  Exhibits

Exhibit
  No.                             Description of Document
  ---                             -----------------------

2.1 First Amended Consolidated Plan to Reorganization of U.S. Home Corporation and certain of its affiliates dated April 1, 1993. Incorporated by reference from exhibit 2.1 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.2 Modification to First Amended Consolidated Plan of Reorganization of U.S. Home Corporation and certain of its affiliates.
         Incorporated by reference from exhibit 2.2 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.3 First Amended Joint Plan of Reorganization of certain affiliates of U.S. Home Corporation dated April 1, 1993. Incorporated by reference from exhibit 2.3 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.4 Findings of Fact, Conclusions of Law and Order Confirming the First Amended Consolidated Plan of Reorganization of U.S. Home Corporation and certain of its affiliates. Incorporated by reference from exhibit 28.1 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.5 Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of Reorganization of certain affiliates of U.S. Home Corporation. Incorporated by reference from exhibit
         28.2 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

4.1 Form of Senior Indenture by and between U.S. Home Corporation and IBJ Schroder Bank & Trust Company, as trustee.

4.2 Form of Senior Subordinated Indenture by and between U.S. Home Corporation and IBJ Schroder Bank & Trust Company, as trustee.

4.3      Form  of   Subordinated   Indenture  by  and  between  U.S.   Home
         Corporation  and IBJ Schroder  Bank & Trust  Company,  as trustee.

5.1      Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

12       Statements re: Computation of Ratio of Earnings to Fixed Charges.

23.1     Consent of Arthur Andersen LLP.

23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP. Included in such firm's opinion filed as Exhibit 5.1.

24       Power of Attorney. Included on the signature page at Page II-6.

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1 with respect to the Senior Debt Securities.

25.2 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1 with respect to the Senior Subordinated Debt Securities.

25.3 Statement of Eligibility under the Trust Indentur Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1 with respect to the Subordinated Debt Securities.

Item 17.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                           (i)  To  include  any  prospectus   required  by
                  Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                           (ii) To reflect in the  Prospectus  any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of
                  1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                            (iii) To include any material  information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To   remove   from   registration   by  means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby further undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 20, 1998.

                                          U.S. HOME CORPORATION

                                        By:  /s/ Robert J.Strudler
                                             ___________________
                                             Robert J. Strudler
                                             Chairman and Co-Chief Executive
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of Robert J. Strudler, Isaac Heimbinder, Craig
M. Johnson, Chester P. Sadowski and Thomas A. Napoli, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto or any registration statement relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933.

  Signature                   Title                         Date

/s/ Robert J. Strudler       Chairman and Co-Chief      February 20, 1998
----------------------       Executive Officer and
Robert J. Strudler           Director

/s/ Isaac Heimbinder         President, Co-Chief        February 20, 1998
----------------------       Executive Officer
Isaac Heimbinder             Officer, Chief
                             Operating Officer
                             and Director

/s/ Chester P. Sadowski      Vice President --          February 20, 1998
-----------------------      Controller and Chief
Chester P. Sadowski          Accounting Officer

/s/ Thomas A. Napoli         Vice President --          February 20, 1998
--------------------         Corporate Finance
Thomas A. Napoli             and Treasurer
                             (Principal Financial
                             Officer)

/s/ Glen Adams               Director                   February 20, 1998
--------------------
Glen Adams

/s/ Steven L. Gerard         Director                   February 20, 1998
--------------------
Steven L. Gerard

/s/ Kenneth J. Hanau, Jr.    Director                   February 20, 1998
-------------------------
Kenneth J. Hanau, Jr.

/s/ Malcolm T. Hopkins       Director                   February 20, 1998
----------------------
Malcolm T. Hopkins

/s/ Charles A. McKee         Director                   February 20, 1998
----------------------
Charles A. McKee

/s/ George A. Poole, Jr.     Director                   February 20, 1998
-----------------------
George A. Poole, Jr.

/s/ Herve Ripault            Director                   February 20, 1998
-----------------------
Herve Ripault

/s/ James W. Sight           Director                   February 20, 1998
-----------------------
James W. Sight